UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2015, the Company’s Board of Directors approved an amendment and restatement of the Company’s Change in Control Severance Plan (as amended and restated, the “Plan”).  The Plan provides severance to participants in the event of termination without cause or resignation for good reason within two years following a change in control.  In addition to making certain administrative changes, the amendment and restatement of the Plan modified the length of certain restrictive covenants to which a participant whose Severance Multiple (as such term is defined in the Plan) is more than two may become subject pursuant to the Plan; in particular, the length of the applicable nonsolicitation covenant was changed from a number of years equal to the participant’s Severance Multiple to two years and the length of the applicable noncompetition covenant was changed from two years to 18 months.  A description of amounts payable pursuant to the Plan is included in the Company’s 2014 Proxy Statement filed on March 28, 2014, a copy of the Plan is filed as Exhibit 10.6 to this Current Report on Form 8-K, and each is hereby incorporated by reference.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits.

February
Exhibit No.	Description
Exhibit 10.6	Guaranty Bancorp Amended and Restated Change in Control Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  February 9, 2015

INDEX TO EXHIBITS

Ebruary 5
Exhibit No.	Description
Exhibit 10.6	Guaranty Bancorp Amended and Restated Change in Control Severance Plan.